Exhibit 99.1

NEWS RELEASE

CONTACT:

CreditRiskMonitor.com, Inc.

Jerry Flum, CEO

(845) 230-3030

info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor announces innovative new service

to automate commercial credit decisions

VALLEY COTTAGE, NY – March 5, 2007 – CreditRiskMonitor (OTCBB: CRMZ) announced today the commercial release of its groundbreaking new Business Credit Limit service.

Jerry Flum, CEO, said, “This new credit limit service is the result of an intense collaboration between Dr. Camilo Gomez, a widely respected developer of statistical models for financial decision-making, a “beta-test” group of major corporations, and our innovative team at CreditRiskMonitor. The result is a state-of-the-art capability to automate commercial credit decisions, fully integrated with our fundamental service.”

Commenting on the new service, client Sophia McGauchie said, “We have been looking for ways to automate our credit decisions, so we can reduce DSO and bad debt, save time in risk analysis, and gain consistency in our process. We wanted to go beyond credit scores, which automate only part of the process, and this is the first service we have found that uses proven statistical methods to calculate the credit limit. The CreditRiskMonitor service enables us to easily monitor the credit limit recommendation as new information about companies becomes available over time.”

About CreditRiskMonitor

CreditRiskMonitor (http://www.crmz.com) is an Internet-based financial information service, designed to save time for busy corporate credit professionals. The service publishes comprehensive commercial credit reports covering public companies worldwide and includes detailed financial statements, ratio analysis and trend reports, peer analyses, credit scores, company background information, and Moody’s and Standard & Poor’s ratings. Plus, it includes trade payment data and public record filings on millions of U.S. companies. The service also provides continuous news monitoring that keeps subscribers up to date on events affecting the creditworthiness of companies, but without the usual clutter of stories that have no financial relevance. The new credit limit service recommends credit limits and enables clients to automatically monitor those limits daily.

About Camilo Gomez, PhD

Camilo C. Gomez is President of Lone Pine Mesa Consulting, LLC and consults with companies in the area of specialty finance. Previously he was a Managing Director at Standard and Poor’s Risk Solutions group. Prior to joining S&P in 2001, he was Vice President of Analytics at Credit2B, a company focusing on providing trade credit solutions through the web. Credit2B was acquired by S&P in 2001. Camilo was also co-founder and Group Head for Financial Analytics for the Center for Adaptive Systems & Applications (“CASA”), a company spun out from the Los Alamos National Laboratory in collaboration with Citibank and focused on providing quantitative analytical consulting services to Fortune 500 companies. Part of the work involved was to develop consumer scoring and economic response models in different regions of the globe. HNC Software (now part of Fair Isaac & Co.) acquired CASA in 2000. He brings over 12 years experience in applying advanced analytics to business problems. He holds a B.S. (1980) and Ph.D. (1985) in Physics and Electrical Engineering from the Massachusetts Institute of Technology.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports.